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                         EMPLOYMENT AGREEMENT

          AGREEMENT by and between Park Place Entertainment Corporation, a Delaware corporation (the "Company"), and Stephen F. Bollenbach (the "Executive"), dated as of the Split Date, as defined below.

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Executive as Chairman of the Board as well as Senior Advisor to the Board, and the Executive desires to serve in that capacity;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the effective date (the "Split Date") of a transaction whereby the Company acquires the former gaming operations of Hilton Hotels Corporation (the "Split") and ending on July 1, 2005, which shall automatically renew for periods of one year unless one party gives written notice to the other, at least 60 days prior to July 1, 2005 or at least 60 days prior to the end of any one-year renewal period, that the Agreement shall not be further extended, except as otherwise specifically provided below, (the "Employment Period").

          2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall be employed as Chairman of the Board of the Company as well as Senior Advisor to the Board and, when applicable, the Company shall cause the Executive to be elected and reelected as a member of the Board. In his executive capacities, the Executive shall report to the Board as to the duties assigned by the Board.

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               (b)   During the Employment Period, and excluding any periods of vacation and sick leave, the Executive shall devote such attention and time during normal business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement and the Executive shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit the ability of the Executive to provide services to Hilton Hotels Corporation, which the parties hereto acknowledge is, and may remain, the Executive's principal business activity. It shall also not be considered a violation of the foregoing for the Executive to (A) serve on corporate, civic or charitable boards or committees (excluding those which would create a conflict of interest), (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $100,000, payable in accordance with the regular payroll practices of the Company. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually, with any increase being at the sole discretion of the Board (or an appropriate committee thereof). Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

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              (b)   WAIVER OF OTHER BENEFITS.  During the Employment Period, the
Executive acknowledges that he shall not be entitled to participate in any incentive, savings or retirement plans, practices, policies or programs nor in any welfare benefit plans, practices, policies or programs otherwise provided by the Company (including, without limitation, medical, prescription drug, vision, dental, disability, salary continuance, vacation, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) and that his execution of this Agreement shall constitute a complete waiver of any such rights or entitlements.

              (c) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

              (d) STOCK OPTIONS: (i) If the Split occurs, on the Split Date, the Executive shall be granted non-statutory stock options (the "Incentive Options") under the Company's Stock Incentive Plan (the "Stock Plan) covering 3,000,000 shares of the Company's post-Split common stock in tranches of 2,000,000 shares (the "Regular Option") and 1,000,000 shares (the "Special Option"), respectively. The exercise price of the shares subject to the Regular Option shall be equal to the closing price of the Company's common shares on the New York Stock Exchange on the Split Date. The exercise price of the shares subject to the Special Option shall be equal to the greater of (i) the closing price of the Company's common shares on the New York Stock Exchange on the Split Date or (ii) 150% of the closing price of Hilton Hotel Corporation's common shares on the New York Stock Exchange on July 9, 1998 ratably reduced (in the manner described on Exhibit A hereto)

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following the Split so as to reflect that revised July 9, 1998 closing price as if only the Company's post-Split common shares existed on that date. The grant of the Incentive Options is subject to obtaining the approval of the Stock Plan by a majority of the shares of common stock of Hilton Hotels Corporation, the predecessor to the Company, voting at the shareholders meeting immediately preceding the Split Date. As soon as practicable thereafter, the Company shall register with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the shares issuable upon the exercise of the Incentive Options. The Incentive Options shall be exercisable for 10 years after the Split Date except as otherwise specifically provided in this Agreement.

The Regular Option shall vest and become exercisable on a cumulative basis according to the following schedule if the Executive continues in the employment of the Company through the applicable vesting date(s):

                         1.   25%: on the first anniversary of the Split Date.

                         2.   50%: on the second anniversary of the Split Date.

                         3.   75%: on the third anniversary of the Split Date.

                         4.   100%: on the fourth anniversary of the Split Date.

The Special Option shall vest and become exercisable on the date that is 9 years and 9 months following the Split Date if the Executive continues in the employment of the Company through such date; provided, however, that, if, at any time prior to the fifth anniversary of the Split Date, the closing price of the Company's common shares on the New York Stock Exchange equals or exceeds 200% of the closing price of Hilton Hotels Corporation's common shares on the New York Stock Exchange on July 9, 1998 ratably reduced (in the manner described on Exhibit A hereto) following the Split so as to reflect that revised July 9, 1998 closing price as if only the Company's post-Split

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common shares existed on that date on each of any 7 consecutive trading days, all shares under the Special Option shall be immediately vested and exercisable if the Executive continues in the employment of the Company through the date the closing prices of the Company's shares meet that requirement. Notwithstanding the foregoing, all shares subject to the Regular Option and the Special Option shall vest and become exercisable upon the occurrence of any of the following events (each of (A), (B) and (C) below a "Triggering Event"):

                   (A) termination of the Executive's employment by the Company other than for (i) Cause, as defined below, or
                         (ii) non-renewal of the Agreement;

                   (B) termination of the Executive's employment because of death or Disability; or

                   (C) termination of employment by the Executive for Good Reason, as defined below;

provided that the Special Option shall vest and become (and remain) exercisable upon a Triggering Event, subject to Section 7(e), only if Executive does not breach the terms of the covenants contained in Sections 7(a) and (b) below and such vesting and exercisability shall be part of the consideration for the Executive's undertakings under Sections 7(a) and (b).

              (ii) If a Triggering Event occurs, any portion of the Incentive Options that have become vested on or before the date of such Event (including without limitation, any portion that becomes exercisable due to such Triggering Event) shall remain exercisable until the earlier to occur of (x) the fifth anniversary of such date of termination or (y) the tenth anniversary of the Split Date.

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              (iii) The Executive may assign the right to exercise the Incentive
Options to his spouse, children, grandchildren, to trusts for the benefit of the Executive's immediately family, to a family partnership or limited liability company designated by the Executive in which the Executive's family members are the only partners or shareholders or to an entity exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code").
               (iv) The Incentive Options shall be subject to the terms of the
Stock Plan in all respects not described herein but only to the extent not inconsistent wit the terms of this Agreement.

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment and the Employment Period shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. The Executive agrees to reasonably cooperate with the Company in order to obtain the physician's evaluation of the Executive. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice ("Notice of Termination for Disability"), stating the date, time and place of a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Disability, that takes place not less than five and not more than 25 business days after the Executive receives the Notice

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of Termination for Disability.  The Executive shall be given an opportunity, together with counsel, to be heard at such special Board meeting. The Executive's termination for Disability shall be effective, if confirmed at the meeting, 30 days after the adoption of a resolution at such special Board meeting, stating that the Executive's employment shall be terminated because of Disability (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties, as determined by the Board, before the Disability Effective Date.

              (b) BY THE COMPANY. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:
                   (A) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

                   (B) illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company; or

                   (C) a material breach of the covenants or representations contained in Section 7.


               (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting. The "Special Board Meeting" means a meeting of the Board called and held specifically for the purpose of considering the

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Executive's termination for Cause, that takes place not less than 30 and not more than 60 days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting, stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and such conduct constitutes Cause under this Agreement and such conduct has not ceased or been cured between the date the Executive receives the Notice of Termination for Cause and the date of the meeting.

               (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                    (A) the assignment to the Executive of any duties inconsistent in any material respect (in any respect, whether or not material, following a Change of Control) with paragraph (a) of Section 2 of this Agreement, or any other action by the Company (other than the Split) that results in a material diminution in the Executive's position or authority, duty, titles, responsibilities, or reporting requirements other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company within 30 days after receipt of written notice thereof from the Executive;

                    (B) any material failure (any failure, whether or not material, following a Change of Control, as defined below) by the Company to comply with any provision of Section 3 of this Agreement, other than a failure that is not taken in bad faith and is remedied by the Company within 30 days after receipt of written notice thereof from the Executive;

                    (C) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; or

                    (D) any failure by the Company to comply with and satisfy paragraph (c) of Section 8 of this Agreement.

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In addition, following a Change of Control,  a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

               (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

               (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company at least 10 business days' advance written notice of the termination.

               (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason or without Good Reason, as the case may be, is effective.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability or by reason of the Executive's death, or the Executive terminates employment for Good Reason, the Company shall fulfill its obligations as to Base Salary under Section 3(a) hereof for the

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balance of the Employment Period.  Fifty percent of such amounts shall be consideration for the Executive's undertaking not to breach the terms of the covenants contained in Section 7 below. The Company shall also pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall include but not be limited to, (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and, provided, however, that the Company's obligation to make any payments under this Section 5(a) to the extent any such payment shall not have accrued as of the day before the Date of Termination shall also be conditioned upon the Executive's execution, and non-revocation, of a written release, substantially in the form attached hereto as Annex 1, (the "Release"), of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive's employment by the Company (other than any entitlements under the terms of this Agreement or under any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued a benefit), or the termination thereof.

               Notwithstanding the foregoing, in the event payment is due to the Executive under this Section following a Change of Control, then conditioned upon the Executive's execution, and non-revocation, of the Release and the Executive not breaching the terms of the covenants contained in Sections 7(a) and (b) below, the Executive, in lieu of the amounts specified in the first sentence of the prior paragraph, shall receive in a lump sum in cash within 30 days after the Date of Termination equal to 2.99 multiplied by the sum of the Executive's Annual Base Salary and Annual Bonus for the year in which the Change of Control occurs or the immediately preceding year,

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whichever produces the higher sum.  Fifty percent of such amount shall be consideration for the Executive's undertaking not to breach the terms of the covenants contained in Sections 7(a) and (b) below. In addition, the Executive shall also be entitled in the case of compensation previously deferred by the Executive, to a lump sum equal to all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company.

               (b) DEATH OR DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Annual Base Salary to the Executive or the Executive's estate or legal representative, as applicable, for the remaining portion of the Employment Period (determined without regard to the fact that the Employment Period otherwise terminates under this Agreement), in a lump sum in cash within 30 days after the Date of Termination. In such event, the Company shall have no further obligations under this Agreement.

               (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination, the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid and the Company shall have no further obligations under this Agreement. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement.

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          6.   NO MITIGATION.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          7. CONFIDENTIAL INFORMATION; NON-SOLICITATION; NON-COMPETITION; LICENSING; NO CONFLICT. In exchange for the Company agreeing to accelerated vesting and exercisability of the Special Option upon any of the Triggering Events and the payment to the Executive of fifty percent of his Base Salary under Section 3(a) hereof for the balance of the Employment Period (the "Section 3 Lump Sum")or fifty percent of the lump sum payment in lieu of Base Salary provided under Section 5 in the event of Executive's termination of employment following a Change of Control (the "Section 5 Lump Sum"), the Executive agrees as follows:

               (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data, customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 7) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except in the good faith performance of his duties hereunder, with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall an asserted violation

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of the provisions of this paragraph (a) of Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement except as provided in paragraph (e) below.

               (b) For a period of two years after the expiration or termination of the Executive's employment with the Company, the Executive will not, except with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive's name to be used in connection with, any business or enterprise which is engaged in any business that is competitive with any business or enterprise in which the Company is engaged at the Date of Termination or expiration of the Employment Period. In addition, the Executive agrees that he will not, for a period of two years after the expiration or termination of the Executive's employment with the Company, without the prior written consent of the Company, whether directly or indirectly, employ, whether as an employee, officer, director, agent, consultant or independent contractor, or solicit the employment of, any managerial or higher level person who is or at any time during the previous twelve months was an employee, representative, officer or director of the Company or any of its subsidiaries.

               (c) The Executive represents that he is licensed by the gaming authorities in Nevada and New Jersey and knows of no reason why a license necessary for him to perform his duties hereunder would not be granted to or maintained by him by those or similar authorities in the future.

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               4.   Executive represents to the Company that neither his
continuation of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part to any third party or violates or interferes with any rights of any third party.

               (e) The Executive acknowledges and agrees that the restrictions contained in this Section are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should the Executive breach any of those provisions. Executive represents and acknowledges that (i) the Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement, and (ii) that the Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Executive's counsel. The Executive further acknowledges and agrees that a breach of any of the restrictions in this Section cannot be adequately compensated by monetary damages. The Company agrees to give the Executive written notice of any action taken by the Executive that it believes in good faith to constitute a violation of the Executive's undertakings under Sections 7(a) and (b) and to give the Executive at least 60 days thereafter to cease any such action which, if he complies with such request, will preclude any further action or any recovery by the Company. In the event that the Executive fails to do so, the Executive agrees that agrees that the Executive's right to the Section 3 Lump Sum or the Section 5 Lump Sum, as the case may be, shall be forfeited (but only to the extent of those portions not previously received) and the Executive's right to exercise the Special Option (but not to any shares already obtained upon a prior exercise of the Special Option or any cash received upon a prior cashless exercise of the Special Option, if available) shall cease. In addition,

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in the case of any violation of the provisions of this Section 7, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section (with appropriate credit for the amounts forfeited by the Executive and the non-exercisability of the Special Option), which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law. and other equitable relief, may be brought in the United States District Court for the Southern District of California, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Los Angeles, California, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and
(iii) waives any objection which the Executive may have to the laying of venue of any such suit, action or proceeding in any such court. The
Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11 hereof.

          8. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by

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will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          9.   CHANGE OF CONTROL.

          (a) For the purpose of this Agreement, a "Change of Control" shall mean:
               (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act"). (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Foundation, collectively the "Hilton Interests"), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or

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the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the Split Date, constitute the Board (as of the Split Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Split Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14 a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) Approval by the stockholders of the Company of (A) a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company;

provided, however, that the Split shall not be deemed a "Change of Control" for any purpose under this Agreement.

          (b) Upon a Change of Control, the right to purchase all shares subject to the Regular Option and the Special Option shall vest and become exercisable; provided, however, that

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with respect to the Special Option, such immediate vesting and exercisability shall be conditioned upon the Executive not breaching the terms of the covenants contained in Sections 7(a) and (b).

          (c) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

          (d) All determinations to be made under this Section 9 shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Executive within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. Within five days after the Accounting Firm's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.


          (e) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the company,

          (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, income tax or employment tax, including interest and penalties, with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a termination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, income tax or employment tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (f) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (g) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or wilful misconduct of the Accounting Firm.

          10. ARBITRATION. The Company and the Executive mutually consent to the resolution by arbitration, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, of all claims or controversies arising out of the Executive's employment (or its termination) that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, shareholders, employees or agents in their capacity as such other than a claim which is primarily for an injunction or other equitable relief. The Company and the Executive shall equally share the fees and costs of the arbitrator, and each party shall bear its own costs in connection with any arbitration, unless the Executive shall prevail in an arbitration proceeding as to any material issue, in which case the Company shall reimburse the Executive for all reasonable costs, expenses and fees incurred in connection with such arbitration.

          11. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               IF TO THE EXECUTIVE:
               c/o Debevoise & Plimpton
               875 Third Avenue
               New York, NY 10022
                     Attention:  Lawrence Cagney

               IF TO THE COMPANY:
               3930 Howard Hughes Parkway
               Las Vegas, NV 89109
                     Attention:  General Counsel

               WITH A REQUIRED COPY TO:
               Morgan, Lewis & Bockius
               2000 One Logan Square
               Philadelphia, PA  19103-6993

               Attention:  Robert J. Lichtenstein

or to such other address as either party furnishes to the other in writing in
accordance with this paragraph (b) of Section 11.   Notices and communications
shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 5 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          12. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment or arrangements to the extent necessary to the intended preservation of such rights and obligations, including, but not by way of limitation, those rights and obligations set forth in Sections 3, 5 and 9.

          13. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

HILTON GAMING CORPORATION


By  /s/ Arthur M. Goldberg              /s/ Stephen F. Bollenbach
   -------------------------------      -----------------------------------
                                        Stephen F. Bollenbach

                                     EXHIBIT A


Pursuant to Section 3(d) of the Agreement, the exercise price of shares subject to the Special Option shall be equal to 150% of the amount determined under the following formula:

The closing price of Hilton Common Stock on July 9, 1998, ($26.9375 per share) divided by the combined market price of the Lodging Company and the Gaming Company on the date of the split multiplied by the market price of the Gaming Company on the date of the split, all as determined by the Personnel and Compensation Committee of the Board of Directors.